Power of Attorney

The undersigned, as a Section 16 reporting person of Loma Negra Compañía Industrial Argentina Sociedad Anónima (the "**Company**"), hereby constitutes and appoints Emilio Minvielle, Burc Ozcelik, Denitza Golemanova, Thomas Thiphaine Koffman, André Benicio, Luciano Federico Babuin and Fabian Gregorio Fuente, as well as any individual then serving as Attorney of the Company, and each of them, acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "**SEC**") a Form ID, including any amendments thereto, and any other documentation necessary or appropriate to obtain, maintain or regenerate EDGAR access codes and passwords, enroll the undersigned in EDGAR Next or any successor system, update passphrases, and designate or change EDGAR account administrators, as applicable, in order to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

3. do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February, 24, 2026.

By: [signature]

Name: Laura Gé

Title: Director of the Company

On February, 24, 2026, Laura Gé personally appeared before me and did execute the above record for the purposes therein stated.

[Name of notary] PATRICIA MARÍA MOROSAN

Notary Signature: ______________

Notary Stamp:

PATRICIA MARÍA MOROSAN
MAT 4736
ESCRIBANA

Firma Certificada en sello de Actuación Notarial Nº T020538535 y Anexo.................. CONSTE.- Buenos Aires, 24 de Febrero 2026

PATRICIA MARÍA MOROSAN
MAT 4736
ESCRIBANA

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Power of Attorney

The undersigned, as a Section 16 reporting person of Loma Negra Compañía Industrial Argentina Sociedad Anónima (the "Company"), hereby constitutes and appoints [illegible], Thomas [illegible], Andre [illegible], Luciano Federico [illegible] and Fabian Gregorio [illegible], as well as any individual then serving as Attorney of the Company, and each of them, acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID, including any amendments thereto, and any other documentation necessary or appropriate to obtain, maintain or regenerate EDGAR access codes and passwords, enroll the undersigned in EDGAR Next or any successor system, update passphrases, and designate or change EDGAR account administrators, as applicable, in order to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

3. do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 24, 2025.

By: ______

Name: [illegible]

Title: Director of the Company

On February 24, 2025, [illegible] personally appeared before me and did execute the above record for the purposes therein stated.

[Name of notary]

Notary Signature: ______

Notary Stamp:

MARIA M[illegible] MAT 47[illegible] ESCRIBANA

Buenos Aires, 24 de Febrero de 2026. En mi carácter de escribano Adscripta al Registro Notarial N° 337

CERTIFICO: Que la/s firma que obra/n en el documento que adjunto a esta foja, cuyo requerimiento de certificación se formaliza simultáneamente por ACTA número 35 del LIBRO número 133, es/son puesta/s en mi presencia por la/s persona/s cuyo/s nombre/s, documento/s de identidad y justificación de identidad se indican: Laura Flavia GE, D.N.I. Nº 20.008.965 ,quien acredita su identidad en los términos del artículo 306 inciso b) del Código Civil y Comercial de la Nación. Concurre a este acto como Director Titular de "LOMA NEGRA COMPANÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA", CUIT: 30-50053085-1, con domicilio en Boulevard Cecilia Grierson N° 355, Piso 4 de esta ciudad. La existencia societaria y el carácter invocados se justifican con: a) escritura de constitución de fecha 10/5/1926, pasada ante el escribano Enrique de la Villa de la ciudad de La Plata, capital de la Provincia de Buenos Aires, inscripta en el Registro Público de Comercio de Azul, provincia de Buenos Aires, el 5/8/1926, al folio 46, bajo el número 38; b) Cambio de denominación social, de fecha 29 de diciembre de 1927, pasada ante el Escribano mencionado, al Folio 527, inscripta en el Registro Publico de Comercio de Azul, Provincia de Buenos Aires, el 14 de diciembre de 1927, bajo el número 112; c) Cambio de domicilio por el actual según Acta del 04 de julio de 2018, inscripto en IGJ el 01/10/2018 bajo el N.º 18553, Lº 91, Tº de Sociedades por Acciones; y d) Texto Ordenado y Modificación de Estatuto según Acta del 16 de abril de 2020, inscripto en la IGJ el 13 de julio de 2021, bajo el Nº 10675, Lº 103, Tº de Sociedades por Acciones; y e) Acta N° 178 del 23/4/2025, que resuelven la Designación de Director Titular y Síndico Titular. La documentación relacionada en sus originales tengo a la vista surgiendo de las mismas las facultades suficientes para este acto. Los comparecientes declaran la plena vigencia de la representación invocada. El

F 020538535

instrumento no cumple con las formas exigidas por las leyes vigentes en la República Argentina, debiendo juzgarse su validez con sujeción a las normas del Estado donde ha de ejercerse, conforme voluntad del otorgante y lo dispuesto en el art. 2° de la Convención Interamericana sobre régimen legal de poderes para ser utilizados en el extranjero suscripta en Panamá el 30/1/75. Dejo constancia que el documento objeto de la presente certificación se encuentra redactada en idioma extranjero el cual conozco. Conste.-

PATRICIA MARÍA MOROSÁN
MAT 4736
ESCRIBANA